Exhibit 10.2

Waiver and Clarification

JMJ hereby waives all negative covenants in any and all agreements (warrant, note, etc.) in relation to the time of which the reverse stock split was needing to be effectuated by, which is hereby agreed to as January 27, 2017. It is acknowledged that the reverse stock split became effective in the marketplace the morning of January 27, 2017. As such, and by way of clarification, the warrants issued on January 30, 2017 for 6,000,000 warrants are on a pre-split basis, which after taking into account the reverse stock split amounts to 12,000 warrants.

/s/ JMJ Financial
JMJ Financial
ITS: Principal